                                                                     EXHIBIT 4.4

                                                                       NO. ____

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                           WARRANT TO PURCHASE SHARES
                               OF CAPITAL STOCK OF
                            BAM! ENTERTAINMENT, INC.


        This certifies that Transcap Associates, Inc., an Illinois corporation, or its successors or assigns (the "HOLDER"), for value received, is entitled to purchase from BAM! Entertainment, Inc., a Delaware corporation (the "COMPANY"), having a place of business at 333 W. Santa Clara Blvd., San Jose, CA 95113, up to 100,000 shares ("Warrant Shares") of the Company's Common Stock (the "Common Stock"), at a purchase price equal to the per share price concurrent with the closing of the Company's initial public offering (the "IPO")(the "Per Share Price"). The Warrant Shares may be purchased no sooner than one hundred eighty
(180) days after the IPO (the "Exercise Date"). Notwithstanding the provisions of the previous sentence, in the event the Company proposes to sell substantially all of its assets or to undertake a reorganization where the shareholders of the Company immediately prior to the reorganization hold less than 50% of the securities of the surviving entity after such reorganization, the Company shall provide notice to the Holder at least fifteen days before the closing of such transaction and give Holder the opportunity to purchase the Warrant Shares prior to the closing of such transaction. The right to purchase the Warrant Shares shall terminate at 5 p.m. December 31, 2001, Pacific Standard Time if the IPO has not occurred by such date. If the IPO has occurred by such date, the right to purchase the Warrant Shares shall terminate at 5 p.m. Pacific Daylight Savings Time on August 30, 2004 (collectively the "Expiration Date") To purchase the Warrant Shares the Holder shall surrender to the Company at its principal office (or at such other location as the Company may advise the Holder in writing) this Warrant properly endorsed with the Form of Subscription attached hereto duly filled in and signed and, if applicable, upon payment in cash or by check of the aggregate Per Share Price for the number of the Warrant Shares for which this Warrant is being exercised determined in accordance with the provisions hereof. The Per Share Price and the number of Warrant Shares purchasable hereunder are subject to adjustment as provided in Section 3 of this Warrant. This Warrant is subject to the following terms and conditions:

        1. EXERCISE; ISSUANCE OF CERTIFICATES; PAYMENT FOR SHARES.

               1.1 EXERCISE DATE. This Warrant is exercisable at the option of the holder of record hereof, at any time or from time to time, from the Exercise Date up to the Expiration Date for all or any part of the shares of Warrant Shares (but not for a fraction of a share) which may be purchased hereunder by the surrender of this Warrant, together with the Subscription Form attached hereto as Exhibit A, duly completed and executed at the principal office of the Company specifying the portion of the Warrant to be exercised and accompanied by payment in full in cash or by check with respect to the Shares of the Warrant Stock being purchased. The Company agrees that the shares of Warrant Shares purchased under this Warrant shall be and are deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered, properly endorsed, together with the completed, executed Form of Subscription delivered and payment made for such shares. Certificates for the shares of Warrant Shares so purchased, together with any other securities or property to which the Holder hereof is entitled upon such exercise, shall be delivered to the Holder hereof by the Company at the Company's expense within a reasonable time after the rights represented by this Warrant have been so exercised. In case of a purchase of less than all the shares which may be purchased under this Warrant, the Company shall cancel this Warrant and execute and deliver a new Warrant or Warrants of like tenor for the balance of the shares purchasable under the Warrant surrendered upon such purchase to the Holder hereof within a reasonable time. Each stock certificate so delivered shall be in such denominations of Warrant Shares as may be requested by the Holder hereof and shall be registered in the name of such Holder.

               1.2 NET ISSUE EXERCISE. Notwithstanding any provisions herein to the contrary, if prior to the Expiration Date the average trading price of one share of the Company's Common Stock for a period of five

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days immediately prior to the "Surrender" (as defined below) (the "FMV"), is greater than the Per Share Price for one share of the Warrant Shares, in lieu of exercising this Warrant for cash, the Holder may elect to receive shares of Common Stock equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company (the "Surrender"), properly endorsed with the Form of Subscription attached hereto duly filled in and signed, in which event the Company shall issue to the Holder that number of shares of Common Stock computed using the following formula:

                               WS = WCS (FMV-PSP)
                                    -------------
                                       FMV

WHERE:

        WS     equals the number of Warrant Shares to be issued to the Holder

        WCS equals the number of shares of Common Stock purchasable under this Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

        FMV    Defined above

        PSP    equals the Per Share Price of this Warrant

        2. SHARES TO BE FULLY PAID; RESERVATION OF SHARES. The Company covenants and agrees that all shares of Warrant Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any shareholder and free of all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that, during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved, for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of authorized but unissued Warrant Shares, or other securities and property, when and as required to provide for the exercise of the rights represented by this Warrant.

        3. ADJUSTMENT OF PER SHARE PRICE AND NUMBER OF SHARES. The Per Share Price and the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 3.

               3.1 SUBDIVISION OR COMBINATION OF STOCK. In case the Company shall at any time subdivide its outstanding shares of Warrant Shares into a greater number of shares, the Per Share Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Warrant Shares of the Company shall be combined into a smaller number of shares, the Per Share Price in effect immediately prior to such combination shall be proportionately increased.

               3.2 DIVIDENDS IN WARRANT SHARES, OTHER STOCK, PROPERTY, RECLASSIFICATION. If at any time or from time to time the Holders of Warrant Shares (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive, without payment therefor,

                      (a) Warrant Shares or any shares of stock or other securities which are at any time directly or indirectly convertible into or exchangeable for Warrant Shares, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution,

                      (b) Any cash paid or payable otherwise than as a cash dividend, or

                      (c) Warrant Shares or additional stock or other securities or property (including cash) by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement, (other than shares of Warrant Shares issued as a stock split or adjustments in respect of which shall be covered by the terms of Section 3.1 above),



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then and in each such case, the Holder hereof shall, upon the exercise of this
Warrant, be entitled to receive, in addition to the number of shares of Warrant Shares receivable thereupon, and without payment of any additional consideration therefor, the amount of stock and other securities and property (including cash in the cases referred to in clause (b) above and this clause (c)) which such Holder would hold on the date of such exercise had he been the holder of record of such Warrant Shares as of the date on which holders of Warrant Shares received or became entitled to receive such shares or all other additional stock and other securities and property.

               3.3 NO IMPAIRMENT. Except and to the extent as waived or consented to by the Holder, the Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment.

               3.4 NOTICES OF CHANGE.

                      (a) Immediately upon any adjustment in the number or class of shares subject to this Warrant and of the Per Share Price, the Company shall give written notice thereof to the Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

                      (b) The Company shall give written notice to the Holder at least ten (10) business days prior to the date on which the Company closes its books or takes a record for determining rights to receive any dividends or distributions.

                      (c) The Company shall give written notice to the Holder at least thirty (30) business days prior to the date on which an Organic Change or an Qualified Public Offering shall take place.

        4. ISSUE TAX. The issuance of certificates for shares of Warrant Shares upon the exercise of the Warrant shall be made without charge to the Holder of the Warrant for any issue tax (other than any applicable income taxes) in respect thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Holder of the Warrant being exercised.

        5. CLOSING OF BOOKS. The Company will at no time close its transfer books against the transfer of any warrant or of any shares of Warrant Shares issued or issuable upon the exercise of any warrant in any manner which interferes with the timely exercise of this Warrant.

        6. NO VOTING OR DIVIDEND RIGHTS; LIMITATION OF LIABILITY. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a shareholder of the Company or any other matters or any rights whatsoever as a shareholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised. No provisions hereof, in the absence of affirmative action by the holder to purchase shares of Warrant Shares, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such Holder for the Per Share Price or as a shareholder of the Company, whether such liability is asserted by the Company or by its creditors.

        7. RIGHTS AND OBLIGATIONS SURVIVE EXERCISE OF WARRANT. The rights and obligations of the Company, of the holder of this Warrant and of the holder of shares of Warrant Shares issued upon exercise of this Warrant, shall survive the exercise of this Warrant.

        8. MODIFICATION AND WAIVER. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

        9. NOTICES. Any notice, request or other document required or permitted to be given or delivered to the holder hereof or the Company shall be delivered or shall be sent by certified mail, postage prepaid, to each such

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holder at its address as shown on the books of the Company or to the Company at the address indicated therefor in the first paragraph of this Warrant or such other address as either may from time to time provide to the other.

        10. BINDING EFFECT ON SUCCESSORS. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets. All of the obligations of the Company relating to the Warrant Shares issuable upon the exercise of this Warrant shall survive the exercise and termination of this Warrant. This Warrant may not be assigned without the prior written consent of the Company.

        11. DESCRIPTIVE HEADINGS AND GOVERNING LAW. The description headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California.

        12. LOST WARRANTS. The Company represents and warrants to the Holder hereof that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant, the Company, at its expense, will make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

        13. FRACTIONAL SHARES. No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay the holder entitled to such fraction a sum in cash equal to such fraction multiplied by the then effective Per Share Price.


                            [SIGNATURE PAGE FOLLOWS]


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        IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its officers, thereunto duly authorized this ____ day of _______________, 2001.


                                            BAM! ENTERTAINMENT, INC., a Delaware
                                            corporation


                                            By: /s/ RAYMOND C. MUSCI
                                                --------------------------------
                                                Raymond C. Musci, President



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                                   EXHIBIT A

                               SUBSCRIPTION FORM


                                                     Date: ____________, 200__

BAM! Entertainment, Inc.
333 W. Santa Clara Blvd.
San Jose, CA 95113

Attn: President


Ladies and Gentlemen:

        The undersigned hereby elects to exercise the warrant issued to it by BAM! Entertainment, Inc. (the "Company") and dated ___________, 2001 Warrant No. _____ (the "Warrant") and to purchase thereunder ___________ shares of the Warrant Shares of the Company (the "Shares") at a purchase price of _____________ Dollars ($__________) per Share or an aggregate purchase price of _______________ Dollars ($_________) (the "Purchase Price").

        Pursuant to the terms of the Warrant the undersigned has delivered the Purchase Price herewith in full in cash or by certified check or wire transfer.

                                                Very truly yours,



                                                --------------------------------

                                                By:
                                                   -----------------------------
                                                Title:
                                                      --------------------------